Exhibit 2.2

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, ANY SUCCESSOR LAW, THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION WITHIN THE UNITED STATES AND ITS TERRITORIES OR POSSESSIONS OR THE SECURITIES LAWS OF ANY FOREIGN JURISDICTION. THESE SECURITIES MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THESTREET.COM, INC. IS RECEIVED STATING THAT SUCH TRANSACTION IS NOT SUBJECT TO THE REGISTRATION AND/OR PROSPECTUS DELIVERY REQUIREMENTS OF ANY SUCH JURISDICTION. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THESTREET.COM, INC. MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY SECTION 4(2) THEREUNDER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL, AS SET FORTH IN AN AGREEMENT DATED NOVEMBER 1, 2007, BY AND AMONG BFPC NEWCO LLC, LARRY STARKWEATHER, KYLE SELBERG, RACHELLE ZORN, ROBERT QUINN AND LARRY STARKWEATHER, AS AGENT. A COPY OF SUCH RESTRICTIONS MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THESTREET.COM, INC. AT ITS PRINCIPAL EXECUTIVE OFFICES.

THESTREET.COM, INC.

OPTION

TO PURCHASE COMMON STOCK

Certificate Number:	Dated: November 1, 2007

     For value received, Larry Starkweather (the “Investor”), is (subject to Section 2.1(b) below) entitled to purchase from TheStreet.com, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), at any time and from time to time after the date set forth above and prior to 5:00 p.m., New York time, on the Expiration Date (as defined in Section 2.1 below), at the purchase price of $12.577 per share (as such price may be adjusted pursuant to Section 3, the “Option Price”) an aggregate of 175,600 shares (as such number of shares may be adjusted pursuant to Section 3 below, the “Option Shares”) of the Company's common stock, par value $0.01 per share (“Common Stock”). Certain terms used but not defined elsewhere herein have the meanings assigned to them in Section 16 below.

      This Option (“Option”) is being issued to the holder in accordance with a Stock Purchase Agreement of even date herewith (the “Stock Purchase Agreement”) by and among BFPC Newco LLC, Investor, Kyle Selberg, Rachelle Zorn, Robert Quinn and Investor, as agent.

Section 1. Option Holder; Transferability.

     1.1 Option Holder. The Company and the Secretary of the Company shall be entitled to treat the Investor as the owner in fact for all purposes of this Option (the Investor also being herein referred to as the “holder” of the Option) and shall not be bound to recognize any equitable or other claim to or interest in the Option on the part of any other person.

      1.2 Not Transferable. The Option shall not be transferable.

      Section 2. Term and Exercise of Option; Acceleration and Termination.

      2.1 Term of Option.

     (a) The holder shall have the right, at any time before 5:00 p.m., New York time, on the fifth anniversary of the date hereof, or, if such date is not a Business Day, the next Business Day (the “Expiration Date”) to purchase from the Company the number of fully paid and nonassessable Option Shares that shall, at such time, have become exercisable in accordance with Section 2.1(b) below at the Option Price in effect on such date. After the Expiration Date, any previously unexercised portion of the Option shall be void, have no value and be of no further effect.

     (b) Subject to the last sentence of Section 2.1(a), Section 2.3 and the other terms and provisions of this Option, this Option shall become exercisable (i) on each of the first two anniversary dates of the date of this Option as to 58,533 Option Shares, and (ii) on the third anniversary date of the date of this Option as to an additional 58,534 Option Shares, provided that as of each of such anniversary dates the Investor shall not have breached nor is then in breach of any of his obligations under the restrictive covenants set forth in Sections 5.2 and 5.3 of the Stock Purchase Agreement. In no event shall this Option be exercisable for more than an aggregate of 175,600 Option Shares.

      2.2 Exercise of Option.

     (a) The Option may be exercised upon surrender to the Company, in care of the Secretary of the Company, together with the duly completed and signed form of Election to Purchase in the form attached hereto, together with payment to the Company of the Option Price for the number of exercisable Option Shares in respect of which the Option is then being exercised. Payment of the aggregate Option Price upon exercise pursuant to this Section 2.2(a) shall be made by delivery of a good check to the principal executive office of the Company or (if provided by the Company) by wire transfer of immediately available funds in accordance with written wire transfer instructions to be provided by the Company.

     (b) Subject to Sections 4 and 6 hereof, upon such surrender of the Option and payment of the Option Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the holder, and in the name of the holder, a certificate or certificates for the number of full Option Shares so purchased upon the exercise of the Option, together with a check or cash in respect of any fraction of a share of Common Stock otherwise deliverable upon such exercise, as provided in Section 4. Such certificate or certificates shall be deemed to have been issued and the holder shall be deemed to have become a holder of record of such Option Shares as of the date of the surrender of the Option and payment of the Option Price.

     (c) The rights of purchase represented by the Option shall be exercisable, at the election of the holder, either in full or from time to time in part. If the Option is exercised in respect of less than all of the Option Shares purchasable on such exercise at any time prior to the Expiration Date, a new Option of like tenor exercisable for the remaining Option Shares may be issued and delivered to the Investor by the Company. The Option or any part thereof surrendered in the exercise of the rights thereby evidenced shall thereupon be cancelled by the Company and retired.

     2.3 Acceleration and Termination. Upon the dissolution or liquidation of the Company or upon any reorganization, merger, or consolidation as a result of which the Company is not the surviving corporation (or survives as a wholly-owned subsidiary of another corporation), or upon a sale of substantially all the assets of the Company, the Option, to the extent not then exercisable, shall become immediately exercisable, and Investor shall have a period of ten (10) Business Days from the date of receipt of a notice from the Company of such proposed event to exercise the Option (to the extent not previously exercised). Following the expiration of the earlier of such ten Business Day period or the day immediately preceding the effective date of any transaction or event described in this Section 2.3, the Option shall be void, have no value and be of no further effect. In no event shall the Option be exercisable or of any further effect following the day immediately preceding the effective date of such transaction or event, and no failure by the Company to give notice or any defect therein or in the mailing thereof shall affect the validity of such transaction or event.

      Section 3. Adjustment of Option Price and Number of Option Shares.

     3.1 Mechanical Adjustments. The number of Option Shares purchasable upon the exercise of the Option and the Option Price payable in connection therewith shall be subject to adjustment from time to time as follows:

     (a) If the Company shall at any time pay a dividend on the Common Stock in shares of the Common Stock (including, if applicable, in shares of Common Stock held by the Company in treasury or by a Subsidiary), subdivide or split its outstanding shares of Common Stock into a larger number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or otherwise effect a reclassification or recapitalization of the Common Stock, then, in each such case, the number of Option Shares thereafter issuable upon exercise of this Option shall be adjusted so that this Option shall thereafter be exercisable for the number of Option Shares equal to the number of shares of Common Stock which the holder would have held after the occurrence of any of the events described above had this Option been exercised in full immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 3.1(a) shall become effective retroactively to the related record date in the case of a dividend and shall become effective on the related effective date in the case of a subdivision, split, combination, reclassification or recapitalization.

     (b) All calculations under this Section 3 shall be made to the nearest one-thousandth of a share of Common Stock.

     (c) Whenever the number of Option Shares issuable upon the exercise of this Option is adjusted or readjusted pursuant to Section 3.1(a) above, the Option Price payable upon exercise of this Option shall be adjusted or readjusted by multiplying such Option Price in effect immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Option Shares purchasable upon the exercise of this Option immediately preceding such adjustment, and the denominator of which shall be the number of Option Shares so purchasable immediately thereafter.

     (d) For all purposes of this Option, the term “shares of Common Stock” shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Option or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to Section 3.1 (a) above, the holder shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of this Option and the Option Price shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Option Shares contained in Section 3.1(a) above, and the provisions of Sections 3.2, 3.3, 3.4 and 3.5, inclusive, with respect to the Option Shares, shall apply on like terms to any such other shares.

     3.2 Time of Adjustments. Except as otherwise expressly provided in Section 3.1, each adjustment required by Section 3.1 shall be effective as and when the event requiring such adjustment occurs.

     3.3 Notice of Adjustment. Whenever the number of Option Shares purchasable upon the exercise of the Option or the Option Price is adjusted as herein provided, the Company shall as soon as practicable mail by first class mail, postage prepaid, to the holder, a certificate of an officer of the Company setting forth the number of Option Shares purchasable upon the exercise of the Option and the Option Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

     3.4 No Adjustment for Dividends. Except as provided in Section 3.1, no adjustment shall be made during the term of this Option or upon the exercise of this Option in respect of any dividends declared or paid on the Common Stock.

     3.5 Statement on Option. Irrespective of any adjustments in the Option Price or the number or kind of shares purchasable upon the exercise of the Option, an Option theretofore or thereafter issued may continue to express the same Option Price and number and kind of shares issuable upon exercise of this Option as are stated in the initial Option.

     Section 4. Fractional Interests. No fractional Option Shares shall be issued upon the exercise of the Option, but in lieu thereof the Company shall pay therefor in cash an amount equal to the product obtained by multiplying the Closing Price per Option Share on the Trading Day immediately preceding the date of exercise of the Option times such fraction.

     Section 5. Taxes. The Company shall not be required to pay any issue or other taxes that may be payable in respect of any issue or delivery of Option Shares upon the exercise of this Option, and no such issue or delivery shall be made unless and until the holder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

      Section 6. Issuance of Option Shares.

     6.1 Reservation of Option Shares. There have been reserved, and the Company shall at all times during the term of the Option reserve and keep available, out of its authorized and unissued Common Stock, solely for the purpose of effecting the exercise of the Option, the number of shares of Common Stock that shall from time to time be sufficient to provide for the exercise of the rights of purchase represented by the outstanding Option. All shares of Common Stock or other securities issued upon exercise of the Option will, upon issuance in accordance with the terms hereof, be validly issued, fully paid and nonassessable.

     6.2 Restrictions on Option Shares. The holder acknowledges and agrees that the shares of Common Stock or other securities issued upon exercise of the Option may not be sold, and that the holder will not directly or indirectly offer or sell any of such Common Stock or right to acquire Common Stock, other than in compliance with the Securities Act and all other applicable state or foreign securities Laws. In addition, the holder agrees that the Common Stock delivered pursuant to this Option shall contain such legend and be subject to such right of first refusal as set forth in Section 5.5 and 5.6 of the Stock Purchase Agreement.

     Section 7. Mutilated or Missing Option. If any Option certificate shall be mutilated, lost, stolen or destroyed and the Company shall receive evidence thereof and (except with respect to mutilated Option certificates returned to the Company) indemnity reasonably satisfactory to it, then the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Option, or in lieu of and substitution for the Option lost, stolen or destroyed, a new Option of like tenor and representing an equivalent right or interest. An applicant for such a substitute Option shall comply with such other reasonable requirements and pay such reasonable charges as the Company may prescribe, including, without limitation, the execution and delivery of a lost Option affidavit and indemnification agreement in a form reasonably satisfactory to the Company and its counsel.

     Section 8. No Rights as Stockholder. Except as provided in the last sentence of Section 2.2(b) hereof, nothing contained in this Option shall be construed as conferring upon the holder the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

     Section 9. Notice to Holder. At any time prior to the expiration of the Option and prior to its exercise, if any of the following events shall occur:

     (i) the Company shall declare any dividend or other distribution on the Common Stock (other than a stock split by way of a stock dividend); or

     (ii) the Company shall take a record of the holders of Common Stock for the purpose of entitling them to subscribe for or purchase shares of Common Stock; or

then, to the extent practicable and subject to any confidentiality restrictions, the Company shall give notice in writing of such event to the holder of the Option at least five (5) Business Days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend or other distribution or subscription rights. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice.

     Section 10. Notices. All notices and other communications required or permitted to be given with respect to the Option shall be in writing signed by the sender, and shall be considered given: (w) on the date delivered, if personally delivered during normal business hours, or on the next Business Day if delivered after normal business hours of the recipient; (x) on the date sent by telecopier with automatic confirmation of the transmitting machine showing the proper number of pages were transmitted without error, if sent during normal business hours of the recipient, or on the next Business Day if sent after normal business hours; (y) on the Business Day after being sent by Federal Express or another recognized overnight delivery service in time for and specifying next day or next business day delivery; or (z) five Business Days after mailing, if mailed by United States postage-paid certified or registered mail, return receipt requested, in each instance referred to in the preceding clauses (x) through (z) only if all delivery charges are pre-paid. Each such notice or other communication shall be given to the holder at the address in the Option Register and to the Company at its principal executive office.

     Section 11. No Waivers; Remedies. Prior to the Expiration Date, no failure or delay by the holder in exercising any right, power or privilege with respect to the Option shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in the Option shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 12. Amendments. No amendment, modification, termination or waiver of any provision of the Option, and no consent to any departure from any provision of the Option, shall be effective unless it shall be in writing and signed and delivered by the Company and the holder, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

     Section 13. Governing Law. This Option shall be governed by and construed in accordance with the laws of the state of Delaware that apply to contracts made and performed entirely within such state.

     Section 14. Severability of Provisions. Any provision of this Option that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of the Option or affecting the validity or enforceability of the provision in any other jurisdiction.

     Section 15. Headings and References. Headings in the Option are included for the convenience of reference only and do not constitute a part of the Option for any other purpose. References to sections in the Option are references to the sections of the Option, unless the context shall require otherwise.

     Section 16. Definitions. For purposes of this Option, the following terms have the following meanings:

     (a) “Average Market Price” per share of Common Stock on any date means the average of the daily Closing Prices for the 20 consecutive Trading Days commencing 20 Trading Days before such date.

     (b) “Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

     (c) “Closing Price” means, as applied to shares of any class of stock on any date, the closing price per share of such shares on such day, as quoted on the NASDAQ Global Market (“NASDAQ”) or, if such stock is not listed on NASDAQ, as quoted on such exchange or market as is determined by the Company to be the primary market for the stock.

      (d) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      (e) “person” means a “person” within the meaning of Section 3(a)(9) of the Exchange Act.

     (f) “Trading Day” means, as applied to any class of stock, any day on which NASDAQ or, if such stock is not listed on NASDAQ, the exchange or market which is the primary market for the stock, is open for the trading of securities generally and with respect to which information regarding the sale of securities included therein, or with respect to which sales information is reported, is generally available.

[The next page is the signature page]

      The Company has executed and delivered this Option as of the date set forth above.

THESTREET.COM, INC.

By:
Name:
Title:

Larry Starkweather

S-1

THESTREET.COM, INC.

Election to Purchase

     The undersigned hereby irrevocably elects to exercise the right to purchase _____ shares of Common Stock covered by this Option according to the conditions hereof and herewith makes payment of the Option Price for such number of shares in full.

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the Option for and to purchase thereunder, shares of the stock provided for herein, and requests that certificates for such shares be issued in the name of the undersigned holder of this Option and, if said number of shares shall not be all the shares purchasable thereunder, that a new Option certificate for the balance remaining of the shares purchasable under the within Option certificate be registered in the name of the undersigned holder of this Option as below indicated and delivered to the address stated below.

Date: ________, 20__.

Name of holder of this Option:
(Please Print)
Address:

Signature:

Note: The above signature must correspond with the name as written upon the face of this Option certificate in every particular without alteration or enlargement or any change whatever.

Signature Guaranteed: _____________________